UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2014

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

Epizyme, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 9, 2014. The following is a summary of the matters voted on at that meeting.

a)	The stockholders of the Company elected Andrew R. Allen, M.D., Ph.D. as a class I director, for a three-year term ending at the annual meeting of stockholders to be held in 2017. The results of the stockholders’ vote with respect to the election of Andrew R. Allen were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes

Andrew R. Allen, M.D., Ph.D.	27,957,781	389,435	3,191,754

The terms of office of the following directors continued after the Annual Meeting of Stockholders:

Carl Goldfischer, M.D.

Robert J. Gould, Ph.D.

David M. Mott

Richard F. Pops

Beth Seidenberg, M.D.

As previously disclosed, Thomas O. Daniel, M.D. and Kazumi Shiosaki, Ph.D. did not stand for re-election at the Annual Meeting of Stockholders. Dr. Shiosaki delivered a written resignation to the Company on June 9, 2014 confirming that she no longer serves as a director.

b)	The stockholders of the Company ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The results of the stockholders’ vote with respect to such ratification were as follows:

For	Against	Abstain	Broker Non-Votes
31,486,786	36,122	16,062	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: June 11, 2014	By:	/s/ Jason P. Rhodes

Jason P. Rhodes President, Chief Financial Officer and Treasurer